                                                                    Exhibit 99.1

NuCO2 Inc.
2800 SE Market Place, Stuart, Florida  34997
www.nuco2.com
email:  investor_relations@nuco2.com
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FOR IMMEDIATE RELEASE                CONTACTS:  Michael E. DeDomenico
                                                Chairman and CEO
                                                Robert R. Galvin
                                                CFO and Executive Vice President
                                                (772) 221-1754

                NUCO2 INC. ANNOUNCES $15.5 MILLION ACQUISITION OF
           BULK CO2 BEVERAGE CARBONATION BUSINESS OF PAIN ENTERPRISES
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    TRANSACTION TO ADD NEARLY 9,800 NEW CUSTOMERS AND $10 MILLION IN REVENUE

STUART, FLORIDA, October 1, 2004 -- NuCO2 Inc. (Nasdaq: NUCO), the largest supplier in the U.S. of bulk CO2 systems and services for carbonating fountain beverages, today announced the acquisition of the bulk CO2 beverage carbonation business, including nearly 9,800 bulk CO2 customer accounts and related assets, from privately-owned Pain Enterprises, Inc., of Bloomington, IN, for total cash consideration of $15.5 million. NuCO2 said it expects the acquisition to add revenues of approximately $10 million annually and be accretive to operating and profit margins in the current fiscal year. The purchase price includes approximately $14.8 million for the acquisition of 9,800 customer accounts, including 7,000 Pain-owned tanks in service, vehicles, parts, and supplies and approximately $700,000 for the acquisition of Pain's tank refurbishing equipment and inventory.

          Pain Enterprises' bulk CO2 beverage carbonation business spans 12
Midwestern and Southeastern states - Florida, Georgia, Illinois, Indiana, Iowa,
Kentucky, Michigan, Missouri, Minnesota, Ohio, Tennessee and Wisconsin. It is
largely complementary to NuCO2's existing markets. NuCO2 has depot facilities operating in all of Pain's 20 service areas with 13 in the same metro areas, and the rest within 40 to 120 miles of existing Pain depots. No depots are being purchased, although approximately 55 employees are expected to join NuCO2.

          "This is an excellent fit with our market position and service capabilities in these geographies," said Michael E. DeDomenico, NuCO2 Chairman and CEO. "Pain Enterprises' bulk CO2 beverage carbonation business operates along quality standards that are highly similar to those of NuCO2. The acquisition provides NuCO2 with a sizable addition to our existing bulk CO2 business, which at June 30, 2004 totaled approximately 81,000 accounts and
69,000 tanks in service. We believe that the purchase price is at a highly attractive multiple to EBITDA (earnings before interest, taxes, depreciation and amortization). Moreover, we expect the integration into our existing infrastructure to occur smoothly, and be positive to our business virtually from the start."

          "The proceeds from the sale will be put to good use growing our remaining core business," said John F. Pain, founder of Pain Enterprises, a company that is involved in, among other things, supplying dry ice, CO2 and other gases, along with manufacturing bulk CO2 delivery trucks. "From our strategic position it makes enormous sense, and having gotten to know the people from NuCO2, we are convinced that our customers will continue to enjoy the superior service we're proud to have provided. We wish NuCO2 much luck with a business we enjoyed operating."

          NuCO2 said the purchase price would be financed under its amended
Senior Credit Agreement.

ABOUT NUCO2

          NuCO2 Inc. is the leading and only national provider of bulk CO2 products and services to the U.S. fountain beverage industry. With service locations within reach of 99% of the fountain beverage users in the Continental
U.S., NuCO2's experienced professionals comprise the largest network of sales and support specialists in the industry serving national restaurant chains, convenience stores, theme parks and sports and entertainment complexes, among others. NuCO2's revenues are largely derived from the installation, maintenance and rental of bulk CO2 systems and delivery of beverage grade CO2, which are increasingly replacing high pressure CO2, until now the traditional method for carbonating fountain beverages. The technology offers consistent quality, greater ease of operation, and heightened efficiency and safety utilizing permanently installed on-site cryogenic storage tanks. NuCO2 provides systems and services that allow its customers to spend more time serving their customers. Visit the Company's website at WWW.NUCO2.COM

          Statements contained in this press release concerning the Company's
OUTLOOK, COMPETITIVE POSITION AND OTHER STATEMENTS OF MANAGEMENT'S BELIEFS,
GOALS AND EXPECTATIONS ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES
EXCHANGE ACT OF 1934, AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD
CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN OR IMPLIED BY
THE STATEMENTS. WITH RESPECT TO SUCH FORWARD-LOOKING STATEMENTS, WE CLAIM
PROTECTION UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE
RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, THE ABILITY OF THE
COMPANY TO ADD NEW ACCOUNTS, COMPETITION AND FUTURE OPERATING PERFORMANCE. THE
COMPANY DISCLAIMS ANY OBLIGATION TO UPDATE ANY FORWARD LOOKING STATEMENT AS A
RESULT OF DEVELOPMENTS OCCURRING AFTER THE DATE OF THIS PRESS RELEASE.

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